Exhibit 15.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-165049, No. 333-169682 and No. 333-186755 and Form S-8 No. 333-134590, No. 333-141988, No. 333-150267, No. 333-158344, No. 333-165925, No. 333-173244, No. 333-180506 and No. 333-187585) and related Prospectus of Nomura Holdings, Inc. of our report dated June 27, 2012, with respect to the consolidated financial statements of Nomura Research Institute, Ltd. included in this Annual Report (Form 20-F) for the year ended March 31, 2013.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

June 27, 2013